UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 16, 2020

County Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-36808	39-1850431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 South 44th Street

Manitowoc, WI 54221

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (920) 686-9998

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	ICBK	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2020 annual meeting of shareholders (the “Annual Meeting”) of County Bancorp, Inc. (the “Company”) was held on June 16, 2020. There were a total of 6,511,179 shares of common stock outstanding as of the record date for the Annual Meeting, of which 4,782,318 were present in person or by proxy at the meeting, representing 73.4% of the outstanding shares eligible to vote.

Proposal 1:

A proposal to elect four nominees to serve as Class III directors, each for a term expiring at the 2023 annual meeting of shareholders, was presented to the shareholders. The results of the shareholder vote on the proposal were as follows:

Nominees	Number of Shares Voted For	Number of Shares Withheld	Broker Non-Votes
Timothy J. Schneider	3,277,655	239,821	1,264,842
Lynn D. Davis, Ph.D.	2,816,229	701,247	1,264,842
Andrew J. Steimle	2,796,515	720,961	1,264,842
Jacob B. Eisen	3,282,169	235,307	1,264,842

Proposal 2:

A proposal to ratify the appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the year ending December 31, 2020 was presented to the shareholders. The results of the shareholder vote on the proposal were as follows:

	Number of Shares Voted For	Number of Shares Voted Against	Abstentions	Broker Non-Votes
Ratification of Appointment of Plante & Moran, PLLC	4,684,413	53,912	43,993	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2020	COUNTY BANCORP, INC.

	By:	/s/ Mark A. Miller
	Name:	Mark A. Miller
	Title:	Secretary